The Growth Fund of America 6455 Irvine Center Drive Irvine, California 92618 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

PAUL F. ROYE, Executive Vice President and Principal Executive Officer, and HONG T. LE, Treasurer and Principal Financial Officer of The Growth Fund of America (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended August 31, 2020 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE GROWTH FUND OF AMERICA	THE GROWTH FUND OF AMERICA

_/s/ Paul F. Roye_____________________	__/s/ Hong T. Le_________________
Paul F. Roye, Executive Vice President	Hong T. Le, Treasurer

Date: October 30, 2020	Date: October 30, 2020

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE GROWTH FUND OF AMERICA and will be retained by THE GROWTH FUND OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.